UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2007

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On January 25, 2007 iMergent, Inc (“Company”) and the State of Utah entered into an agreement to continue the administrative proceeding filed by the Utah Division of Consumer Protection (“Division”) in which the Division is seeking to require the Company to register as a business opportunity.

The agreement provided that the Company would provide a written response to a settlement proposal provided by the Division. The Company also agreed to dismiss a Civil rights action filed against an individual Division employee.

The agreement provides:

That the Division and the Company will meet to further discuss settlement of outstanding issues.

In the event the parties are unable to reach a settlement, a new hearing will be set no sooner than March 15th 2007.

If the parties can not reach a settlement and the hearing goes forward and further if there is an adverse ruling by the hearing officer, the Division agrees to stay, and not otherwise enforce, the terms of such a ruling until such time as the Company has exhausted all administrative and judicial review. No time limitation has been imposed on the period of judicial review. There is no restriction on the Company continuing to conduct business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert Lewis
By: Robert Lewis, Chief Financial Officer
Date: January 29, 2007